     As filed with the Securities and Exchange Commission on March 22, 2005

                                                 Registration No.
                                                                  --------------

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        AIR PRODUCTS AND CHEMICALS, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)


                                   23-1274455
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)


           7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


            Air Products and Chemicals, Inc. Long-Term Incentive Plan
--------------------------------------------------------------------------------
                            (Full Title of the Plan)


         W. Douglas Brown, Vice President, General Counsel and Secretary
           Air Products and Chemicals, Inc., 7201 Hamilton Boulevard,
                            Allentown, PA 18195-1501
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)


                                  610-481-4911
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
                                              Proposed maximum       Proposed maximum
 Titles of securities      Amount to be      offering price per     aggregate offering     Amount of
   to be registered         registered             share                  price         registration fee
----------------------- ------------------ ---------------------- --------------------- -------------------
Common Stock,
par value $1                  609,563              $63.82           $38,902,310.66           $4,578.80(1)
----------------------- ------------------ ---------------------- --------------------- -------------------
Options Granted,
10/01/04                    2,565,500              $54.17          $138,973,135.00          $16,357.14(2)
----------------------- ------------------ ---------------------- --------------------- -------------------
Options Granted,
01/27/05                       18,000              $57.74            $1,039,320.00             $122.33(2)
----------------------- ------------------ ---------------------- --------------------- -------------------
                            3,193,063                                                       $21,058.27
-----------------------------------------------------------------------------------------------------------

(1) The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sales prices of shares of Common Stock on 15 March 2005 (i.e., $63.82 per share.

(2) The registration fee with respect to these shares has been computed in accordance with paragraph (h) of Rule 457 based upon the stated exercise price of the Options.

Air Products and Chemicals, Inc. (the "Company"), by the filing of this Registration Statement, hereby registers additional shares of common stock of the Company, for distribution pursuant to the Long-Term Incentive Plan (the "Plan"). These are securities of the same class as the securities registered on Form S-8, Registration Statement No. 333-103809 for distribution pursuant to the Plan. Accordingly, the contents of Registration Statement No. 333-103809 are incorporated herein by reference. The Company's report on Form 10-K for the year ended 30 September 2004 and the Form 10-Q for the period ended 31 December 2004 are also incorporated herein by reference.

                                    EXHIBITS

     4.1. By-Laws of the Company. (Filed as Exhibit 3.1 to the Company's Form 8-K Report dated 18 September 1997.)

     4.2.   Restated Certificate of Incorporation of the Company. (Filed as
            Exhibit 3.2 to the Company's Form 10-K Report for the fiscal year ended 30 September 1987.)

     4.3. Amendment to the Restated Certificate of Incorporation of the Company dated 25 January 1996. (Filed as Exhibit 3.3 to the Company's Form 10-K Report for the fiscal year ended 30 September 1996.)

     4.4. Rights Agreement, dated as of 19 March 1998, between the Company and First Chicago Trust Company of New York. (Filed as Exhibit 1 to the Company's Form 8-A Registration Statement dated 19 March 1998, as amended by Form 8-A/A dated 16 July 1998.)

     23.    Consent of Independent Registered Public Accounting Firm

     24.    Power of Attorney.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on this 22nd day of March 2005.

                                             AIR PRODUCTS AND CHEMICALS, INC.
                                             (Registrant)



                                             By:     /s/ W. Douglas Brown
                                                --------------------------------
                                                       W. Douglas Brown*
                                                Vice President, General Counsel
                                                        and Secretary



---------------
* W. Douglas Brown, Vice President, General Counsel and Secretary, by signing his name hereto, signs this registration statement on behalf of the registrant and, for each of the persons indicated by asterisk on pages 3 and 4 hereof, pursuant to a power of attorney duly executed by such persons which is filed with the Securities and Exchange Commission herewith.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

            Signature                            Title                             Date
            ---------                            -----                             ----
                                    Director, Chairman of the
     /s/ John P. Jones III          Board, President, and Chief
-----------------------------       Executive Officer
       John P. Jones III            (Principal Executive Officer)              22 March 2005


       /s/ Paul E. Huck             Vice President and Chief
-----------------------------       Financial Officer (Principal
         Paul E. Huck               Financial Officer and                      22 March 2005
                                    Accounting Officer)


               *
-----------------------------
        Mario L. Baeza                          Director                       22 March 2005


               *
-----------------------------
      Michael J. Donahue                        Director                       22 March 2005


               *
-----------------------------
      Ursula F. Fairbairn                       Director                       22 March 2005


               *
-----------------------------
        W. Douglas Ford                         Director                       22 March 2005


               *
-----------------------------
     Edward E. Hagenlocker                      Director                       22 March 2005


               *
-----------------------------
       James F. Hardymon                        Director                       22 March 2005


               *
-----------------------------
        Terrence Murray                         Director                       22 March 2005

            Signature                            Title                             Date
            ---------                            -----                             ----

               *
-------------------------------
       Lawrence S. Smith                        Director                       22 March 2005


               *
-------------------------------
      Lawrason D. Thomas                        Director                       22 March 2005

                                  EXHIBIT INDEX


Exhibit                                                                                Page
-------                                                                                ----


4.1.     By-Laws of the Company.  (Filed as Exhibit 3.1 to the Company's                 N/A
         Form 8-K Report dated 18 September 1997.)

4.2.     Restated Certificate of Incorporation of the Company.  (Filed as                N/A
         Exhibit 3.2 to the Company's Form 10-K Report for the fiscal year ended 30 September 1987.)

4.3.     Amendment to the Restated Certificate of Incorporation of the                   N/A
         Company dated 25 January 1996.  (Filed as Exhibit 3.3 to the
         Company's Form 10-K Report for the fiscal year ended
         30 September 1996.)

4.4.     Rights Agreement, dated as of 19 March 1998, between the Company                N/A
         and First Chicago Trust Company of New York. (Filed as Exhibit 1 to the
         Company's Form 8-A Registration Statement dated 19 March 1998, as amended by Form 8-A/A dated 16 July 1998.)

23.      Consent of Independent Registered Public Accounting Firm                         6

24.      Power of Attorney                                                                7

No opinion of counsel is being filed because the Common Stock to be distributed in connection with the Plan will consist exclusively of previously issued shares that are presently held by the registrant as treasury shares and will not constitute original issuance shares; further, no opinion is being furnished with respect to ERISA compliance because the Plan covered by the registration statement is not subject to the requirements of ERISA.